Exhibit 5.1

ArcelorMittal

19 Avenue de la Liberté,

L-2930 Luxembourg

Grand Duchy of Luxembourg

Luxembourg, March 3, 2009

Re: Legal Opinion

Dear Sirs,

1.	We have acted as your Luxembourg counsel in connection with the filing by ArcelorMittal, a société anonyme organized under the laws of Luxembourg (the “Company”), of a registration statement on Form F-3 (the “Registration Statement”) filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, together or separately and in one or more series (if applicable) of unsecured Debt Securities (the “Debt Securities”).

2.	The Debt Securities will be issued under an indenture (the “Indenture”) expected to be dated as of the date on which the Debt Securities are deposited with the Depository Trust Company (the “Closing Date”) between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”).

3.	The Company is filing a Registration Statement on Form F-3 with the Commission to register the Debt Securities. This opinion is rendered to you in order to be filed as an exhibit to the Registration Statement.

4.	For the purpose of this opinion, we have reviewed the following documents:

4.1.	the articles of association of the Company dated May 13, 2008 (the “Articles”);

4.2.	a certificate issued by the Company Secretary together with another authorised representative of the Company dated March 2, 2009, certifying, inter alia, that, based on the corporate records of the Company, on July 29, 2008, the board of directors of the Company has authorized an envelope of USD 5 billion (five billion US dollars) or its equivalent in order to raise funds in the debt capital markets, via public and/or private issuances, in various markets: Europe, North America (Canada and U.S.), Brazil and consequently the signature by the Company of any agreements or documents as necessary for the proper implementation of the above mentioned envelope (the “Officers’ Certificate”);

4.3.	a certificate (the “Certificate”) issued by the court of judicial district of Luxembourg (Tribunal d’Arrondissement de et à Luxembourg) on March 2, 2009 stating that the Company is not subject to any of the following procedures: bankruptcy (faillite), insolvency (liquidation judiciaire), moratorium (concordat préventif de faillite), controlled management (gestion contrôlée) or suspension of payments (sursis de paiement); and

4.4.	an extract (the “Extract”) issued by the Luxembourg Register of Commerce and Companies on March 2, 2009;

4.5.	the form of the Indenture included in Exhibit 4.1 to the Registration Statement; and

4.6.	the Registration Statement.

The documents listed under paragraphs 4.1 through 4.4 are hereinafter referred to as the “Corporate Documents”. The Corporate Documents, the form of the Indenture and the Registration Statement are hereinafter referred to as the “Documents”.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed that all copies of documents that we have reviewed conform to the originals, that all originals are genuine and complete and that each signature is the genuine signature of the individual concerned. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, and (ii) that the Debt Securities will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture. We have also assumed that the statements made in the Officers’ Certificate are a true record of the proceedings described in them in duly convened and constituted meetings and the resolutions set out in those minutes and any written resolutions were validly passed and remain in full force and effect without modification.

5.	This opinion is confined to matters of Luxembourg law (as defined below). Accordingly, we express no opinion with regard to any system of law other than the laws of Luxembourg as they stand as of the date hereof and as such laws as of the date hereof have been interpreted in published case law of the courts of Luxembourg (“Luxembourg law”).

6.	On the basis of the above assumptions and subject to the qualifications set out below, having considered the Documents listed above and having regard to all applicable laws of Luxembourg, we are of the opinion that:

6.1.	the Company is duly incorporated in Luxembourg as a public limited liability company (société anonyme) with power to carry on its business and validly in existence under Luxembourg law and its Articles. The Company possesses the capacity (i) to be sued and (ii) to sue;

6.2.	the Company has all the necessary corporate power and authority to issue and deliver the Debt Securities and the Company has taken all necessary corporate action, and no other action is required to be taken, to authorise the issuance and delivery of the Debt Securities.

We express no opinion on the legality, validity or enforceability of the Debt Securities under the laws of New York.

7.	This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors. Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on the Certificate and the Extract. A search at the Luxembourg Register of Commerce and Companies and/or at the court clerk’s office of the Tribunal d’Arrondissement de et à Luxembourg (sitting in commercial matters) is not capable of conclusively revealing whether or not any bankruptcy (faillite), insolvency (liquidation judiciaire), re-organization, reconstruction or reprieve from payment (sursis de paiement) proceedings on the one hand and dissolution and liquidation proceedings on the other hand have been initiated and the relevant corporate documents (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) may not be held at the Luxembourg Register of Commerce and Companies and/or at the court clerk’s office of the Tribunal d’Arrondissement de et à Luxembourg immediately and there may be a delay in the relevant notice appearing on the files of the relevant party.

8.	In addition, based upon the foregoing, we are of the opinion that the statements set forth under the heading “Tax Considerations—Luxembourg Taxation” in the Registration Statement, insofar as such statements purport to describe certain tax laws of Luxembourg, constitute a fair summary of the principal Luxembourg tax consequences of an investment in the Debt Securities.

9.	This opinion is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matters.

10.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and the related prospectus and prospectus supplement under the heading “Validity of Securities,” as counsel for the Company who have passed on the due authorization of the issuance of the Debt Securities. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Yours faithfully,

/s/ Alex SCHMITT

BONN SCHMITT STEICHEN

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